Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-102221 and 333-123549 on Form S-3 and in Registration Statement Nos. 333-23237, 333-41327, 333-62157 and 333-71892 on Form S-8 of our report dated March 15, 2005 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Amendment No.2 to the Annual Report on Form 10-K/A of Radiant Systems, Inc., for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

May 12, 2005